UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

ALLIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21395	25-1795265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania	15220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 928-8800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of Allin Corporation (the “Company”) amended SECTION I of the Company’s Amended and Restated Bylaws (the “Bylaws”), effective as of November 15, 2007, to allow for the issuance of uncertificated shares. By being able to issue uncertificated shares, the Company may now participate in the Direct Registration System, which is currently administered by The Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The amendment to the Bylaws also provides that each registered stockholder shall be entitled to a stock certificate upon written request to the transfer agent or registrar of the Company. The full text of SECTION I of the Bylaws, as amended, is filed as Exhibit 3(ii) to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3(ii)	Text of SECTION I of the Amended and Restated Bylaws of Allin Corporation, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIN CORPORATION

Dated: November 21, 2007	By:	/s/ Dean C. Praskach
Dean C. Praskach
Chief Financial Officer
(principal financial officer)

EXHIBIT INDEX

Exhibit Number	Exhibit
3(ii)	Text of SECTION I of the Amended and Restated Bylaws of Allin Corporation, as amended